Exhibit 99.1

ANGI HOMESERVICES REPORTS Q1 2018

GOLDEN, Colo. — May 9, 2018—ANGI Homeservices (NASDAQ: ANGI) released its first quarter 2018 results today.  Financial results consist of HomeAdvisor financial results for all periods and Angie’s List results following the completion of the Combination on September 29, 2017.  For periods prior to September 29, 2017, ANGI Homeservices financial results are those of HomeAdvisor.  A letter to IAC shareholders from IAC’s CEO Joey Levin, which includes a discussion of ANGI Homeservices, was posted on the Investor Relations section of IAC’s website at www.iac.com/Investors.  Q1 2018 results reflect the impact of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted on January 1, 2018.

ANGI HOMESERVICES SUMMARY RESULTS

($ in millions except per share amounts)

	Q1 2018	Q1 2017	Growth

Revenue	$255.3	$150.7	69%
Operating (loss) income	(10.8)	1.4	nm
Net (loss) earnings	(8.9)	26.6	nm
GAAP Diluted EPS	(0.02)	0.06	nm
Adjusted EBITDA	36.6	10.2	259%

See reconciliations of GAAP to non-GAAP measures beginning on page 9.

Q1 2018 HIGHLIGHTS

•                  ANGI Homeservices revenue increased 69% to $255.3 million driven by 28% Marketplace growth, a full quarter contribution from Angie’s List and 52% growth in Europe.

•                  Operating loss and Adjusted EBITDA reflect costs and deferred revenue write-offs in connection with the Angie’s List transaction.  Excluding the transaction-related items, operating income was $13.7 million and Adjusted EBITDA was $42.0 million, which represents a 16% Adjusted EBITDA margin.

•                  For Q1 2018, ANGI Homeservices had:

•                  On a pro forma basis, revenue of $258.2 million, up 15% year-over-year

•                  5 million Marketplace service requests from homeowners, up 38% year-over-year

•                  194,000 paying Marketplace service professionals and 41,000 Angie’s List advertisers at March 31, 2018

•                  In April 2018, Marketplace service requests surpassed 100 million lifetime to date.

•                  ANGI Homeservices expects $85 million of operating income and $270 million of Adjusted EBITDA in 2018, excluding costs and deferred revenue write-offs in connection with the Angie’s List transaction.

Revenue

	Actual			Pro Forma (a)
($ in millions)	Q1 2018	Q1 2017	Growth	Q1 2018	Q1 2017	Growth
Marketplace (b)	$165.6	$129.6	28%	$165.6	$129.6	28%
Advertising & Other (c)	70.4	8.4	736%	73.3	81.6	-10%
Total North America	$236.0	$138.1	71%	$238.9	$211.2	13%
Europe	19.3	12.7	52%	19.3	12.7	52%
Total ANGI Homeservices revenue	$255.3	$150.7	69%	$258.2	$223.9	15%

(a)   Pro forma results reflect the inclusion of Angie’s List revenue for all periods and excludes deferred revenue write-offs of $2.8 million in Q1 2018 in connection with the Angie’s List transaction.

(b)   Reflects the HomeAdvisor domestic marketplace service, including consumer connection revenue for consumer matches and membership subscription revenue from service professionals.  It excludes other operating subsidiaries within the North America segment.

(c)    Includes Angie’s List revenue (revenue from service professionals under contract for advertising and membership subscription fees from consumers) as well as revenue from mHelpDesk, HomeStars and Felix.

•                  Revenue increased 69% to $255.3 million driven by:

•                  A full quarter contribution from Angie’s List following the completion of the combination of HomeAdvisor and Angie’s List to create ANGI Homeservices on September 29, 2017, partially offset by deferred revenue write-offs of $2.8 million related to the Angie’s List transaction

•                  28% Marketplace growth driven by a 38% increase in service requests to 5.0 million and a 24% increase in paying service professionals to 194,000

•                  52% growth in Europe driven by the acquisition of a controlling interest in MyBuilder Limited in the UK on March 24, 2017 and organic growth across other regions

Operating (loss) income and Adjusted EBITDA

($ in millions)	Q1 2018	Q1 2017	Growth
Operating (loss) income
North America	$(5.4)	$6.4	nm
Europe	(5.4)	(5.0)	-7%
Total	$(10.8)	$1.4	nm
Adjusted EBITDA
North America	$39.6	$14.2	179%
Europe	(3.0)	(4.0)	25%
Total	$36.6	$10.2	259%

•                  Operating loss was $10.8 million compared to operating income of $1.4 million in Q1 2017 reflecting:

•                  An increase of $20.4 million in stock-based compensation expense, including $19.1 million in connection with the Angie’s List transaction comprising:

•                  $13.6 million related to the modification of previously issued HomeAdvisor unvested equity awards, which were converted into ANGI Homeservices equity awards

•                  $5.5 million related to previously issued Angie’s List equity awards, which were converted into ANGI Homeservices equity awards, and the acceleration of expense related to certain converted equity awards resulting from the termination of Angie’s List employees in connection with the Combination

•                  An increase of $14.9 million in amortization of intangibles driven primarily by the Angie’s List transaction.

•                  Adjusted EBITDA growth of 259% driven by higher revenue, partially offset by:

•                  $2.8 million deferred revenue write-offs related to the Angie’s List transaction

•                  $2.5 million of severance, retention and integration-related costs

•                  Higher selling and marketing expense and other operating expenses (due primarily to the Angie’s List transaction)

•                  As previously disclosed in our public filings, as of January 1, 2018, ANGI Homeservices adopted ASU No. 2014-09, which increased operating income and Adjusted EBITDA by $6.1 million in Q1 2018 ($6.0 million for North America and $0.1 million for Europe).  The increase in profits from the adoption of ASU No. 2014-09 is a result of the capitalization and amortization of sales commissions over the estimated life of a service professional; these costs were previously expensed as incurred.  The impact from the adoption of ASU No. 2014-09 was reflected in our prior guidance for 2018.

Operating Metrics

(in thousands)	Q1 2018	Q1 2017	Growth
Marketplace Service Requests (b)(d)	5,031	3,656	38%
Marketplace Paying Service Professionals (b)(e)	194	156	24%
Advertising Service Professionals (f)	41	49	-16%

(d)   Fully completed and submitted domestic customer service requests to HomeAdvisor.

(e)    The number of HomeAdvisor domestic service professionals that had an active subscription and/or paid for consumer matches in the last month of the period.

(f)      Reflects the total number of Angie’s List service professionals under contract for advertising at the end of the period.

Free Cash Flow

For the three months ended March 31, 2018, Free Cash Flow decreased $2.2 million due to working capital timing and higher capital expenditures, partially offset by higher Adjusted EBITDA.

	Three Months Ended March 31,
($ in millions)	2018	2017
Net cash provided by operating activities	$11.1	$8.1
Capital expenditures	(8.9)	(3.7)
Free Cash Flow	$2.2	$4.4

Income Taxes

In the first quarter of 2018, the Company recorded an income tax benefit of $4.0 million, primarily due to the domestic losses incurred in the quarter and the excess tax benefits generated by the settlement and exercise of stock-based awards.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2018:

•                  ANGI Homeservices had 479.2 million Class A and Class B common shares outstanding.

•                  IAC’s economic and voting interest in ANGI Homeservices were 86.8% and 98.5%, respectively.

•                  ANGI Homeservices held $228.7 million in cash and cash equivalents and owed $274.0 million of debt, including a current portion of $13.8 million and $2.4 million owed to a foreign subsidiary of IAC.

CONFERENCE CALL

ANGI Homeservices will audiocast a conference call to answer questions regarding its first quarter 2018 results on Thursday, May 10, 2018, at 8:30 a.m. Eastern Time.  This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of ANGI Homeservices’ business.  The live audiocast will be open to the public at ir.angihomeservices.com or www.iac.com/Investors.

DILUTIVE SECURITIES

ANGI Homeservices has various dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	5/4/18	Dilution at:

Share Price			$13.25	$14.00	$15.00	$16.00	$17.00

Absolute Shares as of 5/4/18	480.5		480.5	480.5	480.5	480.5	480.5

SARs	41.0	$2.69	8.6	8.7	8.8	8.9	9.0
Options	2.5	$11.93	0.1	0.1	0.2	0.2	0.2
RSUs and Other	2.1		0.6	0.6	0.6	0.6	0.6
IAC denominated equity awards	2.8		1.3	1.2	1.1	1.0	1.0
Total Dilution			10.5	10.6	10.7	10.7	10.8
% Dilution			2.1%	2.2%	2.2%	2.2%	2.2%
Total Diluted Shares Outstanding			491.1	491.1	491.2	491.3	491.4

The dilutive securities calculation in the above table is different from GAAP dilution, which is calculated using the treasury stock method, and is based on the following assumptions:

SARs, options, subsidiary denominated equity awards and RSUs — These awards are settled on a net basis, with ANGI Homeservices making a cash payment on behalf of the holder equal to the amount of required tax withholdings; therefore the dilutive effect is presented as the net number of shares expected to be issued upon vesting or exercise, in each case assuming a withholding tax rate of 50%.  In addition, the estimated income tax benefit from the tax deduction received upon the vesting or exercise of these awards is used to repurchase ANGI Homeservices shares.

IAC denominated equity awards — IAC denominated equity awards represent options and performance-based restricted stock units denominated in the shares of IAC that have been issued to employees of ANGI Homeservices.  Upon the exercise or vesting of IAC equity awards, IAC will settle the awards with shares of IAC, and ANGI Homeservices will issue additional shares of ANGI Homeservices to IAC as reimbursement.  The estimated income tax benefit from the tax deduction received upon the exercise or vesting of IAC denominated equity awards is used to repurchase ANGI Homeservices shares.

GAAP FINANCIAL STATEMENTS

ANGI HOMESERVICES CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

($ in thousands except per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenue	$255,311	$150,745
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	13,595	6,830
Selling and marketing expense	137,932	95,866
General and administrative expense	76,270	36,722
Product development expense	15,780	5,576
Depreciation	6,184	2,996
Amortization of intangibles	16,306	1,367
Total operating costs and expenses	266,067	149,357

Operating (loss) income	(10,756)	1,388

Interest expense—third party	(2,654)	—
Interest expense—related party	(45)	(1,592)
Other income, net	356	231
(Loss) earnings before income taxes	(13,099)	27
Income tax benefit	3,985	25,860
Net (loss) earnings	(9,114)	25,887
Net loss attributable to noncontrolling interests	229	726
Net (loss) earnings attributable to ANGI Homeservices Inc. shareholders	$(8,885)	$26,613

Per share information attributable to ANGI Homeservices Inc. shareholders:
Basic (loss) earnings per share	$(0.02)	$0.06
Diluted (loss) earnings per share	$(0.02)	$0.06

Stock-based compensation expense by function:
Cost of revenue	$1	$2
Selling and marketing expense	661	498
General and administrative expense	21,693	3,616
Product development expense	2,551	345
Total stock-based compensation expense	$24,906	$4,461

ANGI HOMESERVICES CONSOLIDATED BALANCE SHEET

($ in thousands)

	March 31,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$228,744	$221,521
Accounts receivable, net	35,866	28,085
Other current assets	54,778	12,772
Total current assets	319,388	262,378

Property and equipment, net	46,971	53,292
Goodwill	773,809	770,226
Intangible assets, net	313,204	328,571
Deferred income taxes	46,115	50,723
Other non-current assets	8,134	2,072
TOTAL ASSETS	$1,507,621	$1,467,262

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current portion of long-term debt	$13,750	$13,750
Current portion of long-term debt—related party	—	816
Accounts payable	17,677	18,933
Deferred revenue	67,045	62,371
Accrued expenses and other current liabilities	70,533	75,171
Total current liabilities	169,005	171,041

Long-term debt, net	255,027	258,312
Long-term debt—related party, net	2,403	1,997
Deferred income taxes	5,298	5,626
Other long-term liabilities	6,923	5,892

Redeemable noncontrolling interests	22,655	21,300

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Class A Common Stock	63	63
Class B Common Stock	416	415
Class C Common Stock	—	—
Additional paid-in capital	1,135,024	1,112,400
Accumulated deficit	(105,000)	(121,764)
Accumulated other comprehensive income	6,224	2,232
Total ANGI Homeservices Inc. shareholders’ equity	1,036,727	993,346
Noncontrolling interests	9,583	9,748
Total shareholders’ equity	1,046,310	1,003,094
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,507,621	$1,467,262

ANGI HOMESERVICES CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

($ in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net (loss) earnings	$(9,114)	$25,887
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Stock-based compensation expense	24,906	4,461
Amortization of intangibles	16,306	1,367
Bad debt expense	9,434	5,899
Depreciation	6,184	2,996
Deferred income taxes	(4,178)	2,329
Other adjustments, net	(63)	55
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(17,650)	(14,457)
Other assets	(13,748)	(10,721)
Accounts payable and other liabilities	(5,329)	14,594
Income taxes payable and receivable	162	(28,509)
Deferred revenue	4,191	4,199
Net cash provided by operating activities	11,101	8,100
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(52,365)
Capital expenditures	(8,886)	(3,747)
Proceeds from sale of fixed assets	10,410	—
Net cash provided by (used in) investing activities	1,524	(56,112)
Cash flows from financing activities:
Principal payment on term loan	(3,438)	—
Proceeds from issuance of related party debt	—	51,855
Principal payments on related party debt	(618)	(2,838)
Proceeds from the exercise of stock options	1,752	—
Withholding taxes paid on behalf of employees on net settled stock-based awards	(2,925)	—
Transfers from IAC/InterActiveCorp for periods prior to the Combination	—	6,193
Purchase of noncontrolling interests	(234)	(12,259)
Other, net	39	—
Net cash (used in) provided by financing activities	(5,424)	42,951
Total cash provided (used)	7,201	(5,061)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	22	659
Net increase (decrease) in cash, cash equivalents, and restricted cash	7,223	(4,402)
Cash, cash equivalents, and restricted cash at beginning of period	221,521	46,925
Cash, cash equivalents, and restricted cash at end of period	$228,744	$42,523

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions; rounding differences may occur)

ANGI HOMESERVICES RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

	For the three months ended March 31, 2018
	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(5.4)	$24.6	$5.6	$14.8	$39.6
Europe	(5.4)	0.3	0.6	1.5	(3.0)
Total	$(10.8)	$24.9	$6.2	$16.3	$36.6

	For the three months ended March 31, 2017
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$6.4	$4.0	$2.9	$0.9	$14.2
Europe	(5.0)	0.5	0.1	0.5	(4.0)
Total	$1.4	$4.5	$3.0	$1.4	$10.2

2018 OPERATING INCOME TO ADJUSTED EBITDA GUIDANCE RECONCILIATION

FY 2018
Guidance
Operating income (a)	$85
Amortization of intangibles	60
Depreciation	25
Stock-based compensation expense (b)	100
Adjusted EBITDA (a)	$270

(a) Operating income and Adjusted EBITDA excludes costs and deferred revenue write-offs in connection with the Angie’s List transaction ($2.5 million and $2.8 million, respectively, in Q1 2018 and less than $2 million and $3 million, respectively, for the remainder of 2018).

(b) Includes ~$70 million of charges in connection with the Angie’s List transaction.

OPERATING (LOSS) INCOME MARGIN AND ADJUSTED EBITDA MARGIN RECONCILIATION

	Angie’s List Transaction-Related Items
		Deferred Revenue	Transaction	Stock-based	Excluding Transaction-
Q1 2018	As Reported	Write-offs	Costs	Compensation Expense	Related Items

Revenue	$255.3	$2.8			$258.2

Operating (loss) income	$(10.8)	$2.8	$2.5	$19.1	$13.7
Operating (loss) income margin	-4%				5%

Adjusted EBITDA	$36.6	$2.8	$2.5		$42.0
Adjusted EBITDA margin	14%				16%

ANGI HOMESERVICES PRINCIPLES OF FINANCIAL REPORTING

ANGI Homeservices reports Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  ANGI Homeservices endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable.  We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors.  Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments, and this measure is one of the primary metrics on which our internal budgets are based and by which management is compensated.  The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature.  Adjusted EBITDA has certain limitations in that it does not take into account the impact to ANGI Homeservices’ statement of operations of certain expenses.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues.  We believe Adjusted EBITDA margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors.  Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements.  Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into mandatory debt service requirements.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Stock-based compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions (including the Combination), of stock options, SARs, RSUs and performance-based RSUs.  These expenses are not paid in cash and we view the economic cost of stock-based awards to be the dilution to our share base; we also include the related shares in our fully diluted shares outstanding using the treasury stock method.  Performance-based RSUs are included only to the extent the applicable performance condition(s) have been met (assuming the end of the reporting period is the end of the contingency period).  To the extent stock-based awards are settled on a net basis, the Company remits the required tax-withholding amounts from its current funds.

Please see page 5 for a summary of our dilutive securities, including stock-based awards.

Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions (including the Combination).  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as contractor and service professional relationships, technology, memberships, customer lists and user base, and trade names, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on May 10, 2018, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: (i) our ability to compete effectively against current and future competitors, (ii) the failure or delay of the home services market to migrate online, (iii) adverse economic events or trends, particularly those that adversely impact consumer confidence and spending behavior, (iv) our ability to establish and maintain relationships with quality service professionals, (v) our ability to build, maintain and/or enhance our various brands, (vi) our ability to market our various products and services in a successful and cost-effective manner, (vii) our continued ability to communicate with consumers and service professionals via e-mail or an effective alternative means of communication, (viii) our ability to introduce new and enhanced products and services that resonate with consumers and service professionals and that we are able to effectively monetize, (ix) our ability to realize the expected benefits of the Combination within the anticipated time frames or at all, (x) the integrity, efficiency and scalability of our technology systems and infrastructures (and those of third parties) and our ability to enhance, expand and adapt our technology systems and infrastructures in a timely and cost-effective manner, (xi) our ability to protect our systems from cyberattacks and to protect personal and confidential user information, (xii) the occurrence of data security breaches, fraud and/or additional regulation involving or impacting credit card payments, (xiii) our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, (xiv) our ability to operate (and expand into) international markets successfully, (xv) operational and financial risks relating to acquisitions, (xvi) changes in key personnel, (xvii) increased costs and strain on our management as a result of operating as a new public company, (xviii) adverse litigation outcomes and (xix) various risks related to our relationship with IAC and our outstanding indebtedness.  Certain of these and other risks and uncertainties are discussed in ANGI Homeservices’ filings with the Securities and Exchange Commission.  Other unknown or unpredictable factors that could also adversely affect ANGI Homeservices’ business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of ANGI Homeservices’ management as of the date of this press release.  ANGI Homeservices does not undertake to update these forward-looking statements.

About ANGI Homeservices Inc.

ANGI Homeservices Inc. (NASDAQ: ANGI) connects millions of homeowners to home service professionals through its portfolio of digital home service brands, including HomeAdvisor® and Angie’s List®.  Combined, these leading marketplaces allow homeowners to match, research, and connect on-demand to the largest network of service professionals either online, through our mobile apps, or by voice assistants.  The network of service professionals across our platforms is supported by 15 million consumer reviews submitted on hundreds of thousands of professionals, collected over the course of 20 years.  ANGI Homeservices owns and operates brands across eight countries and is headquartered in Golden, Colorado.  Learn more at www.angihomeservices.com.

Contact Us

IAC/ANGI Homeservices Investor Relations

Mark Schneider

(212) 314-7400

ANGI Homeservices Corporate Communications

Mallory Micetich

(303) 963-8352

IAC Corporate Communications

Valerie Combs

(212) 314-7361

ANGI HOMESERVICES

14023 Denver West Parkway, Building 64, Golden, CO 80401 (303) 963-7200 http://www.angihomeservices.com